EXHIBIT 10(xxi)

THE CLOROX COMPANY

1996 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

SUMMARY OF RESTRICTED STOCK UNIT AWARD
The Clorox Company (the "Company") grants to the Grantee named below, in accordance with the terms of The Clorox Company 1996 Stock Incentive Plan (the "Plan") and this Agreement, the number of Restricted Stock Units (the "Units") on the terms set forth below:

GRANTEE:	Gerald E. Johnston
TOTAL NUMBER OF UNITS AWARDED:	75,000
DATE OF AWARD:	July 15, 2003
SERIES NUMBER:	2003 12
VESTING:	On July 15, 2007

TERMS OF AGREEMENT

1. Payable only in stock.   Units will be settled only in the Company's Common Stock (the "Stock") on a one share for one Unit basis, rounded up or down to the nearest whole share, and not in cash.  At the time of settlement, Grantee will recognize taxable income equal to the market value of the shares of Stock received.   Grantee may meet any withholding tax obligations by using a Stock Withholding Arrangement.  No Stock will be issued to the Grantee or other person pursuant to the settlement of the Units until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state, and local income and employment tax withholding obligations.

2. Corporate Transactions/Changes of Control/Subsidiary Dispositions.  The Units shall be subject to the provisions of Section 10 of the Plan relating to their vesting or termination in the event of a Corporate Transaction, Change of Control or Subsidiary Disposition.

3.Vesting. The Units shall vest on the Vesting date set forth in the Summary of Restricted Stock Unit Award above. Except as provided in Section 5 below, all Units shall be forfeited if Grantee’s Continuous Service terminates prior to the Vesting date.

4. Dividends.  Cash payments per Unit equal to per share dividends on the Stock will be accrued to Grantee on dividend payment dates until the latest to occur of the following:  (i) the vesting of the Units, either in full or pro-rated pursuant to Section 5, (ii) the settlement of the Units, or (iii) the forfeiture of unvested Units prior to July 15, 2007. Payments accrued shall be converted to Units as of the dividend payment date at the Fair Market Value of the Stock on that date and shall be subject to Vesting under Section 3 above and deferred settlement under Section 6 and 7 below.

5. Death, Disability, or Termination Under Certain Circumstances:.  In the event of (a) an involuntary termination of Grantee’s Continuous Service after July 15, 2004, other than for “cause” as that term is defined in Section 4 (c) of the Employment Agreement between the Company and Grantee dated July 1, 1996, as amended, or (b) Grantee's death or Disability before the Units vest on July 15, 2007, the Units shall immediately vest.

6. Deferred Settlement.  Settlement of Units shall be deferred until January 15th of the calendar year following termination of Grantee’s Continuous Service. After vesting, Grantee shall continue to receive payments in lieu of dividends on Stock on Units until the settlement date. Such payments shall be accrued and converted to Units pursuant to Section 4 above and settlement of such Units shall be deferred pursuant to this Section.  If a transaction occurs that subjects Grantee's Units to Section 2 prior to the settlement date, the deferral of settlement shall terminate and Grantee's Units will be settled as of the date of that transaction. The Company may terminate deferral hereunder if a change in law requires such termination or if a change in law, in the opinion of the Company’s counsel, makes continued deferral disadvantageous to the Company.

7. The Company's Right to Defer Settlement.   No settlement of vested Units upon termination of Grantee's Continuous Service shall be permitted prior to the ninetieth day of the Company's fiscal year following the date of Grantee's termination of Continuous Service to the extent that the Company determines that an earlier settlement would result in the payment of compensation which would not be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.  If settlement of Units is deferred by reason of this Section, any reduction in the Fair Market Value of the Stock from the day the Units would otherwise have been settled to the day the Units are actually settled, will be paid to Grantee in the form of additional shares of the Stock based on the Fair Market Value of the Stock on the day of the actual settlement.

8. Accelerated Settlement of Units in Case of an Unforeseeable Emergency.   The Administrator may, upon written application, agree to an accelerated settlement of some or all of Grantee's vested Units upon the showing of severe financial hardship to Grantee resulting from (a) the sudden and unexpected illness or accident of Grantee's dependent; (b) loss of Grantee's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond Grantee's control.  Acceleration will not be granted if the hardship may be relieved (i) through reimbursement or compensation by insurance or otherwise; or (ii) by liquidation of Grantee's assets, to the extent such liquidation will not itself cause severe financial hardship.

9. Adjustment of Units.  In the event of any change in the outstanding shares of the Stock, by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the number of Units shall be adjusted appropriately by the Administrator, whose determination shall be conclusive.

10. No Funding.  A Unit constitutes a mere promise by the Company to make settlements or payments in the future in accordance with the terms of this Agreement and the Plan.  Grantees and beneficiaries have the status of general unsecured creditors of the Company.  Any cash payments will be paid from the general assets of the Company and nothing in this Agreement or the Plan will be construed to give any Grantee or any other person rights to any specific assets of the Company.  In all events, it is the intention of the Company and all Grantees that the Units be treated as unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act.

11. Non-Transferability of Units.  Unless otherwise determined by the Administrator, the Units may not be transferred in any manner otherwise than by will or by the laws of descent or distribution.

12. Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire Agreement of the parties with respect to this Performance Unit Award and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee.

13. Headings.  The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

14. Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting.  The resolution of such dispute by the Administrator shall be final and binding on all persons.

15. Governing Law.  This Agreement is governed by California law.

16. Definition of Terms.Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

                                                                    THE CLOROX COMPANY

Dated: _____________________________, 2003. By: ____________________________________

Its: Chairman of the Compensation Committee of the Board of Directors

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE UNITS PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING UNITS HEREUNDER) AND BY ACHIEVEMENT OF THE PERFORMANCE CRITERIA.  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.  Grantee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: ____________________________  Signed: _________________________________

                                                                                                                Grantee

                                                                                                                Residence Address:

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